Exhibit 10.34
NRG Energy, Inc.
Named Executive Officer 2005 AIP Payout and 2006 Base Salary Table

		2005 Annual Incentive
Name	Title	Plan Payout	2006 Base Salary
David Crane	President, Chief Executive Officer and Director	$1,252,435	$1,000,000

Robert C. Flexon	Executive Vice President and Chief Financial Officer	$488,000	$475,000

Kevin T. Howell	Executive Vice President, Commercial Operations	$250,000	$380,000

John P. Brewster	Executive Vice President, International Operations and President, South Central Region	$225,000	$320,000

Christine A. Jacobs	Vice President, Plant Operations	$210,000	$310,000